Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Forms S-3 No. 333-45533, No. 333-39289,
No. 333-100631, No. 333-63176, No. 333-80835, No. 333-72961, No. 333-12983, No. 333-06873, No. 33-97680 and No. 33-84974; Forms S-8 No. 333-06869, No. 333-107244, No. 333-83403, No. 333-102609, No. 333-66257 and No. 333-88237; and Forms S-4 No. 333-44576 and No. 333-35873) of Equity Residential and in the related Prospectuses of our report dated February 28, 2006 (except for the fourth paragraph of Note 21, for which the date is March 2, 2006) with respect to the consolidated financial statements and schedule of Equity Residential, and our report dated February 28, 2006 with respect to Equity Residential management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Equity Residential, included in this Annual Report (Form 10-K) for the year ended December 31, 2005.

/s/ Ernst & Young LLP
Ernst & Young LLP

Chicago, Illinois

March 6, 2006